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                                                                    EXHIBIT 3.12

                                     FORM OF

                          AMENDED AND RESTATED BY-LAWS

                                       OF

                     SERVICE AMERICA CONCESSIONS CORPORATION

                             (Adopted _______, 2003)

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                                   ARTICLE I.

                                  STOCKHOLDERS

                  Section 1. The annual meeting of the stockholders of the Corporation for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting shall be held on such date, and at such time and place within or without the State of Maryland, as may be designated from time to time by the Board of Directors.

                  Section 2. Annual meetings of stockholders shall be held, at a date, time and place fixed by the Board of Directors and stated in the notice of meeting, to elect a Board of Directors and to transact such other business as may properly come before the meeting. Special meetings of the stockholders may be called by (i) the Chairman of the Board of Directors of the Corporation or by the Board of Directors pursuant to a resolution approved by the Board of Directors, (ii) the President of the Corporation, or (iii) by the Board of Directors upon a written request by the holders of at least 25% in voting power of all shares of the Corporation entitled to vote at such meeting. The purpose or purposes of the proposed meeting shall be included in the notice setting forth such call.

                  Section 3. Except as otherwise provided by law, the Articles of Amendment and Restatement of the Charter or these By-Laws, notice of the time, place and, in the case of a special meeting, the purpose or purposes of the meeting of stockholders shall be given not earlier than sixty, nor less than ten days previous thereto, to each stockholder of record entitled to vote at the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage pre-paid, directed to the stockholder at such address as appears on the records of the Corporation.

                  Section 4. Except as otherwise provided by law, the Articles of Amendment and Restatement of the Charter or these By-Laws, the holders of a majority in voting power of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. If at any regularly called meeting of stockholders there be less than a quorum present, the stockholders present may adjourn the meeting from time to time without further notice other than announcement at the meeting until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the original meeting. If the adjournment is for

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more than 30 days, or if, after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

                  Section 5. Unless otherwise restricted by the Articles of Amendment and Restatement of the Charter or these By-Laws, any action required or permitted to be taken by the holders of the common stock of the Corporation may be taken without a meeting if a consent in writing setting forth the action so taken is signed by the holders of all the shares entitled to vote with respect to the action that is the subject of the consent.

                  Section 6. When a quorum is present at any meeting, the vote of the holders of a majority in voting power of the stock present in person or represented by proxy and entitled to vote on the matter shall decide any question brought before such meeting, unless the question is one upon which by express provision of statute or of the Articles of Amendment and Restatement of the Charter, these By-Laws or the rules or regulations of any stock exchange applicable to the Corporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

                                  ARTICLE II.

                               BOARD OF DIRECTORS

                  Section 1. The Board of Directors of the Corporation shall consist of at least one (1) director, or such number of directors as shall from time to time be fixed exclusively by resolution of the Board of Directors. Directors shall (except as hereinafter provided for the filling of newly created directorships) be elected by the holders of a plurality of the votes cast by holders of shares present in person or represented by proxy and entitled to vote thereon. A majority of the total number of directors then in office (but not less than one-third of the number of directors constituting the entire Board of Directors) shall constitute a quorum for the transaction of business and, except as otherwise provided by law or by the Corporation's Articles of Amendment and Restatement of the Charter, the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. Directors need not be stockholders.

                  Section 2. Newly created directorships in the Board of Directors that result from an increase in the number of directors shall be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director; and the directors so chosen shall hold office for a term as set forth in the Articles of Amendment and Restatement of the Charter of the Corporation. Directors may be removed for any reason by the affirmative vote of at least a majority in voting power of all shares of the Corporation entitled to vote generally in the election of directors.

                  Section 3. Meetings of the Board of Directors shall be held at such place within or without the State of Maryland as may from time to time be fixed by resolution of the Board or as may be specified in the notice of any meeting. Regular meetings of the Board of Directors shall be held at such times as may from time to time be fixed by resolution of the Board and special meetings may be held at any time upon the call of the President or Chief Executive

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Officer or a majority of the directors, by oral, or written notice including, telegram, cablegram, telecopy or other means of electronic transmission, duly served on or sent or mailed to each director at such director's address or telecopy number as shown on the books of the Corporation not less than twenty-four hours before the special meeting. The notice of any meeting need not specify the purposes thereof. A meeting of the Board may be held without notice immediately after the annual meeting of stockholders at the same place at which such meeting is held. Notice need not be given of regular meetings of the Board held at times fixed by resolution of the Board. Notice of any meeting need not be given to any director who shall attend such meeting in person (except when the director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened), or who shall waive notice thereof, before or after such meeting, in writing or by electronic transmission.

                  Section 4. The Board of Directors may, by resolution adopted by a majority of the whole Board, designate one or more committees, including, without limitation, an Executive Committee, to have and exercise such power and authority as the Board of Directors shall specify. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another director to act at the absent of disqualified member.

                  Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Provision shall be made for notice to members of all meetings; one-third of the members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present at any meeting at which there is a quorum.

                  Section 5. Unless otherwise restricted by the Articles of Amendment and Restatement of the Charter or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee, as the case may be in accordance with applicable law.

                  Section 6. The members of the Board of Directors or any committee thereof may participate in a meeting of such Board or committee, as the case may be, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such a meeting.

                  Section 7. The Board of Directors may establish policies for the compensation of directors and for the reimbursement of the expenses of directors, in each case, in connection with services provided by directors to the Corporation.

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                                  ARTICLE III.

                                    OFFICERS

                  Section 1. The Board of Directors shall elect officers of the Corporation, which shall include a President or Chief Executive Officer, Secretary and Treasurer. The Board of Directors may also from time to time elect such other officers (including one or more Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers) as it may deem proper or may delegate to any elected officer of the Corporation the power to appoint and remove any such other officers and to prescribe their respective terms of office, authorities and duties. Any Vice President may be designated Executive, Senior or Corporate, or may be given such other designation or combination of designations as the Board of Directors may determine. Any two or more offices may be held by the same person, except that one person shall not be both the President or Chief Executive Officer and Vice-President.

                  Section 2. All officers of the Corporation elected by the Board of Directors shall hold office for such term as may be determined by the Board of Directors or until their respective successors are chosen and qualified. Any officer may be removed from office at any time either with or without cause by the affirmative vote of a majority of the members of the Board then in office, and, in the case of appointed officers, by any elected officer upon whom such power of removal shall have been conferred by the Board of Directors.

                  Section 3. Each of the officers of the Corporation elected by the Board of Directors or appointed by an officer in accordance with these By-Laws shall have the powers and duties prescribed by law, by the By-Laws or by the Board of Directors and, in the case of appointed officers, the powers and duties prescribed by the appointing officer, and, unless otherwise prescribed by the By-Laws or by the Board of Directors or such appointing officer, shall have such further powers and duties as ordinarily pertain to that office.

                  Section 4. Unless otherwise provided in these By-Laws, in the absence or disability of any officer of the Corporation, the Board of Directors may, during such period, delegate such officer's powers and duties to any other officer or to any director and the person to whom such powers and duties are delegated shall, for the time being, hold such office.

                                  ARTICLE IV.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  To the fullest extent permitted by the laws of the State of
Maryland:

                  Section 1. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding") (other than an action by or in the right of the Corporation in which the indemnitee (as hereinafter defined) shall have been adjudged to be liable to the Corporation), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or an officer of the Corporation or, while a

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director of the Corporation, is or was serving at the request of the Corporation as a director, officer or trustee of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer, or trustee, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Maryland General Corporation Law (the "MGCL"), as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in the By-Laws of the Corporation with respect to proceedings to enforce rights to indemnification and "advancement of expenses" (as defined below), the corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

                  Section 2. In addition to the right to indemnification conferred in this Article IV, Section (1), an indemnitee shall also have the right to be paid by the Corporation the reasonable expenses (including attorneys' fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the MGCL requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer shall be made only upon delivery to the Corporation of: (i) a written affirmation by the indemnitee of the indemnitee's good faith belief that he or she has met the standard of conduct set forth in the MGCL; and (ii) a written undertaking , by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Article IV or otherwise.

                  Section 3. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding or (ii) to the extent that it is proved that the person actually received an improper personal benefit or profit in money, property or services for the amount of the benefit or profit in money, property or services actually received. Any repeal or modification of this Article IV, Section (3) shall be prospective only, and shall not adversely affect any elimination or limitation of the personal liability of a director of the Corporation in respect of any act or omission occurring prior to the time of such repeal or modification.

                                   ARTICLE V.

                              CERTIFICATES OF STOCK

                  Section 1. The shares of stock of the Corporation shall be represented by certificates which set forth thereon the statements prescribed by
Section 2-211 of the MGCL and shall be signed by the President, a Vice President, or the Chairman of the Board of Directors and

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counter-signed by the Secretary, an Assistant Secretary, the Treasurer, or an
Assistant Treasurer and may be sealed with the corporate seal or a facsimile of it or in any other form. Any or all of the signatures on the certificate may be a facsimile.

                  Section 2. Transfers of stock shall be made on the books of the Corporation by the holder of the shares in person or by such holder's attorney upon surrender and cancellation of certificates for a like number of shares, or as otherwise provided by law with respect to uncertificated shares.

                                   ARTICLE VI.

                                 CORPORATE BOOKS

                  The books of the Corporation may be kept outside of the State of Maryland at such place or places as the Board of Directors may from time to time determine; provided, however, that the original or a certified copy of the By-Laws of the Corporation, including any amendments thereto, shall be kept at the Corporation's principal office.

                                  ARTICLE VII.

                          CHECKS, NOTES, PROXIES, ETC.

                  All checks and drafts on the Corporation's bank accounts and all bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, shall be signed by such officer or officers or agent or agents as shall be hereunto authorized from time to time by the Board of Directors. Proxies to vote and consents with respect to securities of other corporations owned by or standing in the name of the Corporation may be executed and delivered from time to time on behalf of the Corporation by the President or Chief Executive Officer, or by any such officers as the Board of Directors may from time to time determine.

                                  ARTICLE VIII.

                                   FISCAL YEAR

                  The fiscal year of the Corporation shall be fixed by the Board of Directors.

                                   ARTICLE IX.

                                 CORPORATE SEAL

                  The corporate seal shall have inscribed thereon the name of the Corporation. In lieu of the corporate seal, a facsimile thereof may be impressed or affixed or reproduced.

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                                   ARTICLE X.

                              FACSIMILE SIGNATURES

                  In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these By-Laws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

                                   ARTICLE XI.

                                   AMENDMENTS

                  The Board of Directors shall be authorized to make, amend, alter, change, add to or repeal these By-Laws without a stockholder vote in any manner not inconsistent with the laws of the State of Maryland, subject to the power of the stockholders entitled to vote to amend, alter, change, add to or repeal these By-Laws. Notwithstanding anything contained in these By-Laws to the contrary, the affirmative vote of the holders of a majority in voting power of all the shares of the Corporation entitled to vote generally in the election of directors shall be required in order for the stockholders to amend, alter, change, add to or repeal these By-Laws.